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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports dated February 8, 1996 included in or made a part of this registration statement.

                                          Arthur Andersen LLP

Dallas, Texas

May 6, 1996